Exhibit 10.2

OPTION TERMINATION AGREEMENT

THIS OPTION TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of April 24, 2017, by and between Patriot Bank, a Florida banking corporation (“PB”), and the undersigned holder (the “Optionee”) of outstanding options (the “Options”) to purchase shares of common stock, par value $1.00 per share, of PB upon exercise of such Options. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement (as defined below). Should any of the terms of this Agreement conflict with the terms of the Merger Agreement, the terms of the Merger Agreement shall control.

RECITALS

WHEREAS, PB has previously granted to Optionee certain Options pursuant to the Patriot Bank Officers’ and Employees’ Stock Option Plan, as amended, the Patriot Bank Directors’ Stock Option Plan, as amended, and/or the Patriot Bank 2015 Stock Option Plan (collectively, the “Plans”), and pursuant to one or more option agreements (the “Option Agreements”) between the Optionee and PB, as listed on Annex A attached hereto;

WHEREAS, this Agreement is being entered into and delivered simultaneously with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 24, 2017, by and among National Commerce Corporation, a Delaware corporation (“NCC”), National Bank of Commerce, a national banking association (“NBC”) and PB, pursuant to which, at the Effective Time, PB will merge with and into NBC, with NBC remaining as the Surviving Association in the Merger; and

WHEREAS, as a material inducement for NCC to enter into the Merger Agreement, PB and Optionee wish to enter into this Agreement on the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and provisions of this Agreement, the Merger Agreement and the agreements and instruments related to any of the foregoing and/or contemplated thereby, the receipt and sufficiency of such consideration being hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.     Option Cancellation. Each unexercised Option that is outstanding immediately prior to the Effective Time, whether vested or unvested and whether in the money or not, together with all Option Agreements under which Optionee is a party or grantee, shall automatically, by virtue of this Agreement and without any action on the part of NCC, NBC, PB or the Optionee, be surrendered, terminated and cancelled in their entirety effective immediately prior to the Effective Time.

2.     Option Payment. In full and final consideration of the surrender, termination and cancellation of all unexercised Options held by Optionee, for each Option to purchase a share of PB Common Stock, whether vested or unvested, with an exercise price of $3.00 per share (an “In the Money PB Option”) that is surrendered, terminated and cancelled in accordance with Section 1 above, Optionee shall be entitled to receive a one-time cash payment of $4.25, less applicable withholding Taxes. Such cash payment (the “Option Payment”) shall be made as soon as practicable after the Effective Time. By way of example, assuming that Optionee holds a total of 25,000 Options and 15,000 are In the Money PB Options, then all 25,000 Options shall be surrendered, terminated and cancelled, and such Optionee, upon the surrender, termination and cancellation of such Options, would be entitled to a payment of $63,750 (calculated as 15,000 In the Money PB Options x $4.25), less withholding Taxes.

3.     Option Exercise. PB and Optionee acknowledge and agree that nothing in this Agreement is intended to prevent Optionee from exercising any of Optionee’s vested Options, in accordance with the terms of the Option Agreements and the Plans, between the date of this Agreement and the Closing. In the event any such vested Options are exercised, the terms and conditions of Sections 1 and 2 shall not apply, and instead each share of PB Common Stock purchased by Optionee upon such exercise shall, at the Effective Time, be converted into the consideration set forth in Section 3.1(d) of the Merger Agreement.

4.     Termination. The surrender, termination and cancellation of the Options and Option Agreements and the payment of the Option Payment under Sections 1 and 2 of this Agreement are subject to, and contingent upon, the consummation of the Merger and the transactions provided for in the Merger Agreement. If for any reason the Merger Agreement is terminated prior to the Effective Time, this Agreement shall automatically terminate at the same time and shall have no effect on the terms or the continuation of the Options, and the Options and the Option Agreements shall remain in full force and effect pursuant to the express terms thereof.

5.     Acknowledgements. Optionee acknowledges and agrees that (a) except for the right of Optionee to receive the Option Payment for unexercised In the Money PB Options, all Options (whether vested or unvested and whether in the money or not) shall terminate and be cancelled immediately prior to the Effective Time, (b) all rights of Optionee under the Plans, the Option Agreements and the Options and any related agreements shall be waived and forfeited, (c) the only rights that Optionee shall retain with respect to the Options shall be the right to the Option Payment as set forth in this Agreement, (d) Optionee hereby waives any right to advance notice of exercise or other similar rights that may be provided for under the Plans or the Option Agreements, and (e) neither NCC nor NBC shall assume any Options, and no Options will survive or continue to exist from and after the Effective Time.

6.     Representations. Optionee hereby represents and warrants that (a) the information on Annex A is and shall remain true, accurate and complete, (b) Optionee has not transferred or assigned, or purported to transfer or assign, any of the Options, the Option Agreements or the claims or rights herein released or affected, (c) the Options listed on Annex A are owned by Optionee free and clear of any Liens of any kind; (d) Optionee does not own, and is not entitled to receive, any options, warrants or similar rights to purchase PB Common Stock other than pursuant to the Options and the Option Agreements listed on Annex A; (e) the Option Agreements listed on Annex A are in full force and effect, and there are no other oral or written agreements, arrangements or understandings concerning any Options of Optionee other than the Merger Agreement and this Agreement; and (f) Optionee has had the opportunity to consult, and to the extent Optionee desired to do so, has consulted with his or her legal counsel and tax advisers concerning the substance of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

7.     Release. Effective as of the Effective Time, Optionee, for himself or herself and Optionee’s heirs, successors and assigns, and any Person claiming by, through or under Optionee, including any attorney, trustee, beneficiary or heir of Optionee, including derivatively (the “Releasing Group”), hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting, any and all Litigation and Liabilities of whatever kind or character, whether known or unknown, direct or indirect, existing or arising, accrued or unaccrued, matured or unmatured, in Law, equity or otherwise, that the Releasing Group, including derivatively, to the fullest extent legally possible, has, had or may have against PB, NCC, NBC, their respective Affiliates and their respective present or former directors, officers, managers, employees, management, predecessors, successors, members, attorneys, accountants, investment bankers, stockholders or other equity holders, representatives and agents acting in such capacity, that are based in whole or in part on any of the Options, the Option Agreements, or the Plans, other than any rights to which Optionee is entitled under this Agreement.

8.     Tax Matters. PB and Optionee recognize that Optionee’s receipt of the Option Payment will constitute taxable income to Optionee, and Optionee hereby acknowledges and agrees that all required tax withholding and/or deduction, if any, will be withheld and/or deducted from the payment due Optionee hereunder. Optionee hereby acknowledges that Optionee has not received and will not receive any tax advice from PB, NCC, NBC or any officer, director, employee, consultant or other representative of the foregoing, or any successors to any of the foregoing, regarding the tax consequences, under federal, state, local or other tax Law, of the actions and transactions contemplated by this Agreement and the Merger Agreement, including but not limited to Section 409A of the IRC. Optionee understands and agrees that Optionee has been advised to consult with Optionee’s own tax advisors with respect to the actions and transactions contemplated by this Agreement and the Merger Agreement.

9.     Miscellaneous.

(a)     Optionee acknowledges and agrees that NCC and NBC are and shall expressly be deemed third party beneficiaries with respect to the Optionee’s obligations set forth in this Agreement, and that NCC and NBC shall be entitled to enforce the provisions of this Agreement as if each was a party to this Agreement. Except as otherwise set forth in this Agreement, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns.

(b)     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written content of NCC. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

(c)     This Agreement (including Annex A hereto) represents the entire understanding between the parties related to the subject matter hereof and supersede all prior agreements. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties and NCC.

(d)     This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to contracts made and performed in such state without giving effect to the choice of law principals of such state that would require or permit the application of the Laws of another jurisdiction.

(e)     This Agreement may be executed in one or more counterparts, including by facsimile or other electronic transmission (including e-mail), each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and to the extent applicable, the foregoing constitutes the election of the parties hereto to invoke any Law authorizing electronic signatures.

(f)     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a holding by a court of competent jurisdiction, Optionee shall negotiate in good faith with PB to modify this Agreement so as to effect the original intent of this to the greatest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Option Termination Agreement as of the date first above written.

PB:

PATRIOT BANK

By:____________________________________
Name:
Title:

OPTIONEE:

____________________________________ [signature]

_____________________________________ [printed or typed name]

Address of Optionee:

____________________________________ ____________________________________ ____________________________________

Signature Page to Option Termination Agreement

Annex A

Option Agreements

Name of Plan	Date of Grant or Option Agreement	Expiration Date	Exercise Price	Number of Shares of PB Common Stock Subject to:
				Vested Options	Unvested Options

Annex A to Option Termination Agreement